UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Purchase and Sale Agreement
     On June 20, 2007, Williams Partners Operating LLC (“Williams OLLC”), the operating subsidiary of Williams Partners L.P. (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Williams Energy, L.L.C. (“Williams Energy”) and Williams Energy Services, LLC (“WES” and together with Williams Energy, the “Seller Parties”), pursuant to which the Seller Parties agreed to sell a 20% limited liability company interest in Discovery Producer Services LLC (“Discovery”) to Williams OLLC for aggregate consideration of $78.0 million.
     Discovery owns certain gathering, transmission, processing, and fractionation assets located offshore in the Gulf of Mexico and onshore in Louisiana. Upon closing, Williams OLLC will own a 60% interest in Discovery, as Williams OLLC already owns a 40% interest in Discovery, which it acquired as part of the formation transaction consummated concurrently with the Partnership’s initial public offering on August 23, 2007.
     The remaining 40% interest in Discovery is owned by DCP Midstream LLC (“DCP”). Williams Energy will remain the operator of the Discovery assets. The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of a number of conditions, including the receipt of all necessary consents and antitrust clearance from the Federal Trade Commission under the Hart-Scott-Rodino Improvements Act of 1976, as amended.
     Pursuant to the Purchase Agreement, the Seller Parties agreed to indemnify Williams OLLC, its subsidiaries and their respective securityholders, officers, directors and employees (and the officers, directors, and employees of Williams Partners GP LLC, the general partner of the Partnership (the “General Partner”), but otherwise excluding the Seller Parties and their affiliates and Discovery) (the “Buyer Indemnified Parties”) against certain losses resulting from any breach of the Seller Parties’ representations, warranties, covenants or agreements, and any breach or violation of any environmental laws (as defined in the Purchase Agreement) by Discovery or relating to its assets, operations or businesses that occurs prior to closing. In addition, the Seller Parties agreed to reimburse Williams OLLC for the amount of any expenditures relating to the Tahiti lateral expansion project incurred by Discovery and payable prior to, but not paid as of the closing that are attributable to the interest in Discovery conveyed, except to the extent that such expenditures are covered by a pre-existing escrow account. Williams OLLC agreed to indemnify the Seller Parties, their affiliates (other than the Buyer Indemnified Parties and Discovery) and their respective securityholders, officers, directors, and employees against certain losses resulting from any breach of the Williams OLLC’s representations, warranties, covenants, or agreements or any breach or violation of any environmental laws by Discovery or relating to its assets, operations or businesses that occurs after closing. Certain of the parties’ indemnification obligations are subject to an aggregate deductible of $2.5 million. All of the parties’ indemnification obligations are subject to a cap equal to $40.0 million, except that the Seller Parties’ indemnification obligation with respect to a breach of their representation of Williams Energy’s title to its interest in Discovery may not exceed the $78.0 million purchase price. In addition, the parties’ reciprocal indemnification obligations for certain tax liabilities and losses are not subject to the deductible and cap.
     The description of the Purchase Agreement in this report is qualified in its entirety by reference to the copy of the Purchase Agreement, including the form of bill of sale attached as an exhibit thereto, filed as Exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.
Relationships
     The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership. The Williams Companies, Inc. (“Williams”) currently directly or indirectly owns (i) 100% of the General Partner, which allows it to control the Partnership, (ii) an approximate 21% limited partner interest in the Partnership, and (iii) 100% of Williams Energy and WES. The conflicts committee of the board of directors of the General Partner recommended approval of the Partnership’s acquisition of the additional 20% interest in Discovery. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction. In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership and its public unitholders.
     Certain officers and directors of the General Partner serve as officers and/or directors of Williams, Williams Energy, and WES. The Partnership is a party to an Omnibus Agreement with Williams and its affiliates that governs its relationship with them regarding the following matters: (i) reimbursement of certain general and administrative expenses; (ii) indemnification for certain environmental liabilities, tax liabilities and right-of-way defects; (iii) reimbursement for certain expenditures; and (iv) a license for the use of certain software and intellectual property. The Partnership is also party to a $20 million Working Capital Loan Agreement with Williams as the lender and the Partnership as the borrower. Further, the Partnership and Williams are both party to a $1.5 billion Credit Agreement (the “Credit Agreement”) with certain lenders whereby the Partnership is permitted to borrow up to $75 million for general partnership purposes, including acquisitions.

     Upon closing, Williams Energy will no longer be a party to the amended and restated limited liability for Discovery among Williams Energy, Williams OLLC, and DCP.
     For additional relationships between Williams and its affiliates and the Partnership, please read “Certain Relationships and Related Transactions, and Director Independence” in the Partnership’s annual report on Form 10-K, filed with the Securities and Exchange Commission on February 28, 2007.
Item 2.02. Results of Operations and Financial Condition.
     On June 20, 2007, the Partnership and Williams issued a press release announcing the Purchase Agreement which included, among other things, the equity earnings and distributable cash flow attributable to 20% interest in Discovery for the 12-month period ending March 31, 2007. A copy of the press release and its reconciliation schedule are furnished as a part of this current report on Form 8-K as Exhibit 99.1 and are incorporated herein in their entirety by reference.
     The press release and its accompanying schedule are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(a)	None

(b)	None

(c)	None

(d)	Exhibits.

Exhibit Number	Description

Exhibit 2.1#	Purchase and Sale Agreement, dated June 20, 2007, by and among Williams Energy, L.L.C., Williams Energy Services, LLC, and Williams Partners Operating LLC.

Exhibit 99.1	Copy of the Partnership’s press release dated June 20, 2007 and its accompanying schedule, publicly announcing the Purchase and Sale Agreement to acquire an additional 20% interest in Discovery Producer Services LLC.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P. By: Williams Partners GP LLC, its General Partner
Date: June 25, 2007	By:	/s/ William H. Gault
William H. Gault
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1#	Purchase and Sale Agreement, dated June 20, 2007, by and among Williams Energy, L.L.C., Williams Energy Services, LLC, and Williams Partners Operating LLC.

Exhibit 99.1	Copy of the Partnership’s press release dated June 20, 2007 and its accompanying schedule, publicly announcing the Purchase and Sale Agreement to acquire an additional 20% interest in Discovery Producer Services LLC.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.